FOR IMMEDIATE RELEASE

Legend Media, Inc. Provides Forward-Looking Financial Guidance for Fiscal Years Ending June 30, 2009 and 2010.

BEIJING, June 11, 2008 (PRIME NEWSWIRE) -- Legend Media, Inc. (OTC BB:LEGE.OB - News), a rapidly growing advertising business focused on the Chinese radio market, announced today forward-looking financial guidance for the fiscal years ending June 30, 2009 and 2010.

For the fiscal year ending June 30, 2009, the Company’s total revenue across its advertising platforms is expected to reach over $21 million. Gross profit margin is expected to reach nearly 30% and exceed $6.2 million, as the Company's efforts focus heavily on growing strategic operations through inventory expansion and strategic acquisitions.

For the fiscal year ending June 30, 2010, the Company expects revenue across its advertising platforms to reach approximately $56 million and gross profit margin to approach 37% at more than $20 million.

"Legend Media is at exactly the place we expected to be at this point in our development. We have closed one acquisition of a radio advertisement platform, expect to close our second acquisition by the end of June 2008 and have several more opportunities in sight. We are generating revenue and plan to grow revenue through improved business performance and additional acquisitions. We have assembled an industry-leading team that we expect to continue to grow over the coming months.” said Jeffrey Dash, Legend Media’s Chief Executive Officer.

About Legend Media, Inc.
Legend Media, Inc., through its wholly-owned subsidiary Well Chance Investments Limited ("Well Chance''), intends to build a leading, consumer advertising network in China that reaches consumers through multiple advertising mediums, with a specific near-term focus on radio. Well Chance is run by its world-class Executive Team, Advisory Board, and Board of Directors. These teams have helped to establish a network of partners in China and the United States that are actively working to build the company's customer base, refine its business development strategies, and identify additional acquisition candidates. Well Chance leverages these partners to manage its relationships with major national and international advertising agencies, while local operators focus on maintaining radio station and advertiser relationships within their local markets.

Cautionary Note About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These forward-looking statements involve risks and uncertainties, including those identified within the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 11, 2008 as well as the Company's other filings with the SEC from time to time. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company cannot assure shareholders or investors that these expectations will prove correct, and the actual results that the Company achieves may differ materially from any forward-looking statements, due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Company assumes no obligation to update this information, except as required by law.

Cautionary Note About Financial Projections

The financial projections for future periods contained in this press release were made with input from senior management of the Company and were not the result of a detailed budgeting process. These projections are based on management’s expectations and numerous assumptions and the Company makes no representations or warranties as to the accuracy of the projections or the assumptions. This information represents the Company's current estimate of the operating and financial results which the Company would achieve if certain assumptions are realized. These assumptions relate primarily to the closing and integration of certain acquisitions, the Company's ability to generate and raise capital and the Company's ability to achieve its overall business strategy, including its ability to implement its marketing and sales strategy, among other factors. These assumptions may be affected by a number of risk factors, many of which are wholly or partially beyond the Company's control, and, accordingly, there can be no assurance that any of these assumptions will be realized. These risks and uncertainties include, among others, those identified within the Company's Current Report on Form 8-K filed with the SEC on February 11, 2008 as well as the Company's other filings with the SEC from time to time. Accordingly, THE PROJECTIONS ARE PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY, AND THE RESULTS CONTAINED IN THE PROJECTIONS ARE BY NO MEANS GUARANTEED. As a result, there can be no assurance that the Company will achieve the financial results that are described in this press release.

Contact:

Legend Media, Inc.
Jeffrey Dash
(310) 933-6050
j.dash@legend-media.com

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